Exhibit 10.01

AMENDMENT NUMBER THREE

TO

GOOGLE ADWORDS RESELLER AGREEMENT

This Amendment Number Three (the “Amendment”) is effective as of the later of the parties' execution dates set out below (the “Amendment Effective Date”) and is entered into by and between:

(1) Google Ireland Limited, whose registered office is located at Gordon House, Barrow Street, Dublin 4, Republic of Ireland (“Google”), and

(2) ReachLocal Europe BV (f/k/a ReachLocal Netherlands BV), whose registered office is located at Strawinskylaan 865, WTC tower D, 1077 XX Amsterdam, The Netherlands (“Reseller”),

Hereinafter called each a “Party”, and together the “Parties”.

BACKGROUND AND INTERPRETATION:

(A)	The Parties have signed a Google AdWords Reseller Agreement effective as of 1 May 2011, (together with Amendment No. 2, the “Agreement”).
(B)

The parties now wish to amend the Agreement to (a) add ReachLocal Japan KK and ReachLocal Japan Services GK, as Subcontractors (collectively, the “New Subcontractors”) under the Agreement and (b) to include Japan within the Territory so that Reseller (and the New Subcontractors) may be considered a Google AdWords Premier SMB Partner in Japan.

(C)

This Amendment is supplementary to and forms part of the Agreement and terms not defined in this Amendment shall have the meaning given to them in the Agreement. If any term in this Amendment conflicts with any term in the Agreement, then this Amendment shall prevail.

(D)

The Agreement shall remain in full force and effect, amended only as modified by this Amendment. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

(E)

The parties acknowledge that the guarantee entered into between Google and ReachLocal Inc. whose registered office is located at 21700 Oxnard Street, Suite 1600, Woodland Hills, CA 91367, United States with an effective date of 1 May 2011 (the “Guarantee”) shall remain in full force and effect notwithstanding this amendment of the Agreement, in accordance with clause 4 of the Guarantee.

THE PARTIES HAVE AGREED AS FOLLOWS:

In consideration for the payment of £1 by Google to Reseller, receipt and sufficiency of which is hereby acknowledged by Reseller, the parties have agreed to amend the Agreement for the duration of the Amendment Term by adding the following provisions:

1	Subcontractor

1.1	As of the Amendment Effective Date, Section 5.8(a) is amended to include the New Subcontractors as Reseller Group Companies and to include Japan as a Territory.

2	No Performance Bonuses in Japan Territory

2.1

Notwithstanding the foregoing, Reseller shall not be entitled to Performance Bonuses as contemplated by Exhibit C of the Agreement in respect of its sales of AdWords Inventory within Japan and, accordingly, will not be subject to the Share to AdWords Percentage, or any Minimum Qualified Advertiser Thresholds.

3	Obligations and Rights of the New Subcontractors

3.1

Except as specifically set forth in Section 2, the New Subcontractors shall each be subject to the other obligations in the Agreement, including without limitation, the reporting requirements set forth in Section 9 of the Agreement.

4	Amendment Term and Termination.

4.1	Google may terminate this Amendment at any time, on sixty (60) days written notice to Reseller.

4.2	If the Agreement is terminated, this Amendment shall automatically terminate at the same time as the Agreement.

Signed by the Parties on the dates stated below.

GOOGLE IRELAND LTD	RESELLER
By: /s/ Olwyn Longmore	By: /s/ R.G. Schuitemaker
Print Name: Olwyn Longmore	Print Name: R.G. Schuitemaker
Title: Contracts Administrator, Google Ireland Limited	Title: Financial Director, Europe
Date: August 17, 2012	Date: August 7, 2012

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